                                                                    EXHIBIT 10.1


                              HINES NURSERIES, INC.
             THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT


                  This THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 8, 2006 and entered into by and among HINES NURSERIES, INC., a California corporation ("COMPANY"), and HINES SGUS INC., a Nevada corporation ("HINES SGUS" and, together with Company, individually a "BORROWER" and collectively the "BORROWERS"), the financial institutions party hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for Lenders (in such capacity, "AGENT"), and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof), and is made with reference to that certain Credit Agreement dated as of September 30, 2003, as amended to the date hereof (the "CREDIT AGREEMENT"), by and among Borrowers, the financial institutions party thereto (each individually referred to herein as a "LENDER" and collectively as "LENDERS") and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, the Borrowers have requested that the Credit Agreement be amended as provided herein;

                  WHEREAS, the Agent and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

         1.1      AMENDMENTS TO SECTION 1.1:  GENERAL DEFINITIONS.

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

                  "THIRD AMENDMENT EFFECTIVE DATE" shall mean the date on which the Third Amendment and Limited Waiver to Credit Agreement by and among Borrowers, Lenders and Agent became effective in accordance with the terms of such Third Amendment and Limited Waiver to Credit Agreement.

                  "2006 REQUIRED ASSET SALES" means the sales of the assets identified on the 2006 Required Asset Sale Schedule dated as of July 6, 2006 and previously delivered by Borrowers to Agent and Lenders.

                  "2006 REQUIRED ASSET SALE PROCEEDS" means the Net Asset Sale Proceeds received by the Borrowers from the sales of the 2006 Required Asset Sales.

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Applicable Margin" in its entirety and substituting therefor the following:

                  "APPLICABLE MARGIN" shall mean, (i) prior to the Third Amendment Effective Date, the percentage per annum equal to the Applicable Margin for such LIBOR Rate Loan or Prime Rate Loan as set forth in the definition of "Applicable Margin" as in effect immediately prior to the Third Amendment Effective Date, and (ii) at any time on and after the Third Amendment Effective Date with respect to any LIBOR Rate Loan or Prime Rate Loan, as the case may be, a percentage per annum equal to the applicable percentage amount set forth below for such Loan with respect to LEVEL I, PROVIDED that commencing with the delivery of the first compliance certificate that is required to be delivered pursuant to SECTION 7.1(E) after the Third Amendment Effective Date, from and after any Start Date to and including the corresponding End Date, the Applicable Margin with respect to LIBOR Rate Loans and Prime Rate Loans, respectively, shall be a percentage per annum equal to the applicable percentage per annum set forth below, but only if, as of the Test Date for such Start Date, the Borrowers shall have obtained the Leverage Ratio indicated below:


                                           APPLICABLE MARGIN
                         -------------------------------------------------------
                                                           Revolving Loans
                                                      --------------------------
                                                       Prime Rate     LIBOR Rate
                                Leverage Ratio            Loans         Loans
                         ---------------------------  ------------  ------------
         Level I         Greater than or equal to         2.00%         3.00%
                         4.25 to 1.00
         Level II        Less than 4.25 to 1.00 but       1.75%         2.75%
                         greater than or equal to
                         3.75 to 1.00
         Level III       Less than 3.75 to 1.00 but       1.50%         2.50%
                         greater than or equal to
                         3.25 to 1.00
         Level IV        Less than 3.25 to 1.00 but       1.25%         2.25%
                         greater than or equal to
                         2.75 to 1.00
         Level V         Less than 2.75 to 1.00           1.00%         2.00%


PROVIDED, that, notwithstanding the foregoing, if the Borrowers shall fail to deliver the compliance certificate that is required to be delivered pursuant to
SECTION 7.1(E), from the date on which such compliance certificate was so required to be delivered until the date of actual delivery thereof, the Applicable Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to LEVEL I. If a Default or an Event of Default shall exist at the time any reduction in the Applicable Margin is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is cured or waived and at all times during the existence of such Default or Event of Default, the Applicable Margin shall be a percentage per annum equal to the applicable percentage amounts set forth above with respect to LEVEL I.

         1.2 AMENDMENTS TO SECTION 2.4: REPAYMENT OF TERM LOANS; REPAYMENTS AND UNSCHEDULED REDUCTION OF REVOLVING LOAN COMMITMENTS.

                           SECTION 2.4(B)(III)(1)(A) of the Credit Agreement shall be amended by deleting in its entirety and substituting therefor the following:

                           "(1) (A) PREPAYMENTS AND REDUCTIONS FROM ASSET SALES OTHER THAN THE FARM A SALE. No later than the first Business Day after receipt by any Credit Party or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale other than the Farm A Sale, the Reserved Lagoon Valley Proceeds or the 2006 Required Asset Sale Proceeds, Borrowers shall either (1) prepay the Loans in an aggregate amount equal to the Net Asset Sale Proceeds of such Asset Sales or (2) so long as no Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds of such Asset Sales from the Closing Date through the date of determination do not exceed the sum of $20,000,000 plus the 2006 Required Asset Sale Proceeds, deliver to Agent an officer's certificate setting forth (x) that portion of such Net Asset Sale Proceeds that such Credit Party or Subsidiary intends to reinvest in land, equipment or other productive assets used in the business of Borrowers and their Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Agent may reasonably request; PROVIDED, however, that to the extent such amount of Net Asset Sale Proceeds is not reinvested within the 365-day period, Borrowers shall, on the last day of such 365-day period prepay the Loans by the aggregate amount equal to such amount of Net Asset Sale Proceeds not so applied. No later than the first Business Day following the date of receipt of the Reserved Lagoon Valley Proceeds and the 2006 Required Asset Sale Proceeds, Borrowers shall prepay the Revolving Loans (without any permanent reduction in the Revolving Loan Commitments) in an amount equal to such Reserved Lagoon Valley Proceeds and the 2006 Required Asset Sale Proceeds, respectively."

         1.3      AMENDMENTS TO SECTION 4.5

                  A. Section 4.5 of the Credit Agreement shall be amended by deleting the table contained therein and substituting therefor the following:

         ----------------------------------------------------- --------------------------------------
                       "Applicable Unused Portion                  Unused Line Fee Percentage
         ----------------------------------------------------- --------------------------------------
         Less than 33%                                                        0.375%
         ----------------------------------------------------- --------------------------------------
         Greater than or equal to 33% and less than 66%                       0.500%
         ----------------------------------------------------- --------------------------------------
         Greater than or equal to 66%                                         0.750%"
         ----------------------------------------------------- --------------------------------------

         1.4      AMENDMENTS TO ARTICLE 8:  NEGATIVE COVENANTS.

                  A. Subsection 8.1(a) of the Credit Agreement shall be amended by deleting all of the text commencing with and including the line "2nd Fiscal Quarter, Fiscal Year 2006" from the table set forth therein through to the end of such table in its entirety and substituting therefor the following:

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                                                        MINIMUM FIXED CHARGE
         "FISCAL QUARTER                                   COVERAGE RATIO
         ---------------                                   --------------

         4th Fiscal Quarter, Fiscal Year 2006                0.45:1.00
         lst Fiscal Quarter, Fiscal Year 2007                0.55:1.00
         2nd Fiscal Quarter, Fiscal Year 2007                0.85:1.00
         3rd Fiscal Quarter, Fiscal Year 2007                0.95:1.00
         4th Fiscal Quarter, Fiscal Year 2007                0.85:1.00
         1st Fiscal Quarter, Fiscal Year 2008                1.00:1.00"
         and each Fiscal Quarter thereafter


                  B. Subsection 8.1 of the Credit Agreement shall be further amended by adding a new Section 8.1(c) as follows:

                  "(c) MAXIMUM UTILIZATION. The Borrowers shall not permit Total Revolving Utilization at any time to exceed the maximum Total Revolving Utilization for corresponding Fiscal Quarter as set forth on the Maximum Projected Utilization Schedule dated as of July 6, 2006 and previously delivered by Borrowers to Agent and Lenders."

                  C. RESTRICTIONS ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Subsection 8.5(g) of the Credit Agreement shall be amended by adding at the beginning thereof the following:

         "(i) Borrowers and their Subsidiaries shall make the 2006 Required Asset Sales by December 31, 2006, on the terms and conditions set forth in the 2006 Required Asset Sale Schedule; and (ii)."

         1.5      REDUCTION OF REVOLVING LOAN COMMITMENTS.

                  The Borrowers hereby irrevocably notify Agent that, upon the Third Amendment Effective Date, the Borrowers hereby reduce the aggregate Revolving Loan Commitments to $100,000,000, such Revolving Loan Commitment reduction to reduce the Revolving Loan Commitment of each Lender proportionately to its Proportionate Share.

SECTION 2.        LIMITED WAIVER

                  Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Lenders hereby waive compliance with the provisions of Section 8.1(a) of the Credit Agreement for the second Fiscal Quarter in Fiscal Year 2006.

                  Without limiting the generality of the provisions of Section
11.10 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Borrowers with the provisions of Section 8.1(a) of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

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                           (a) constitute a waiver of compliance by Borrowers
                  with respect to (i) Section 8.1(a) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                           (b) prejudice any right or remedy that Agent or any
                  Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3.        CONDITIONS TO EFFECTIVENESS

                  Sections 1 and 2 of this Amendment shall become effective as of August 8, 2006 (the "THIRD AMENDMENT EFFECTIVE DATE") only upon the satisfaction of all of the following conditions precedent:

                  A. BORROWER DOCUMENTS. Borrowers shall deliver to Lenders on or before the Third Amendment Effective Date the following, each, unless otherwise noted, dated as of the Third Amendment Effective Date:

                  1. Signature and incumbency certificates of their officers executing this Amendment; and

                  2. Copies of this Amendment executed by Borrowers and the Credit Support Parties.

                  B. EXECUTION OF AMENDMENT BY LENDERS. Majority Lenders shall have executed and delivered copies of this Amendment to Agent.

                  C. FEES. Borrowers shall pay to each Lender which executes and delivers this Amendment to Agent on or before 5:00 PM New York City time on the Third Amendment Effective Date an amendment fee in an amount equal to 0.15% of the aggregate amount of such Lender's Revolving Exposure under the Credit Agreement (after giving effect to the Revolving Loan Commitment reduction provided for in this Amendment).

                  D. OTHER PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

SECTION 4.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

                  C. NO CONFLICT. The execution and delivery by Borrowers of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not: (i) violate any provision of any law or any governmental rule or regulation applicable to any Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any of its Subsidiaries (other than Liens created under any of the Credit Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract of any Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and disclosed in writing to Lenders.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than filings or recordings required by the transactions contemplated hereunder).

                  E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by each Borrower and is the legally valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date and on and as of the date of the execution of this Amendment by Borrowers to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 5.        ACKNOWLEDGEMENT AND CONSENT

                  Each of the Borrowers, Hines Horticulture, Inc. and Hines Fertilizer, Inc. (collectively, the "CREDIT SUPPORT PARTIES") is a party to certain Guaranties and Collateral Documents, in each case as amended through the Third Amendment Effective Date, pursuant to which such Credit Support Party has guarantied the Obligations and created Liens in favor of Agent on certain Collateral to secure the obligations of such Credit Support Party under the Credit Agreement, the Collateral Documents and the Guaranties to which such Credit Support Party is a party. The Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement and the other Credit Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 6.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

                  (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

                  B. FEES AND EXPENSES. Each Borrower acknowledges that all reasonable costs, fees and expenses incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  F. FURTHER ASSURANCES. Each Borrower agrees that from time to time, at the expense of Borrowers, each Borrower will promptly execute and deliver any additional amendments and related documents that Agent may reasonably request, in order to effectuate this Amendment and the transactions contemplated hereunder.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWERS:

                                   HINES NURSERIES, INC.,
                                   as Borrower, Credit Support Party and
                                   Funds Administrator


                                   By:      /S/ CLAUDIA PIEROPAN
                                            -----------------------------------
                                   Name:    Claudia Pieropan
                                   Title:   Chief Financial Officer


                                   HINES SGUS INC.,
                                   as Borrower and Credit Support Party


                                   By:      /S/ CLAUDIA PIEROPAN
                                            -----------------------------------
                                   Name:    Claudia Pieropan
                                   Title:   Chief Financial Officer

                                   ADDITIONAL CREDIT SUPPORT PARTIES:

                                   HINES HORTICULTURE, INC.


                                   By:      /S/ CLAUDIA PIEROPAN
                                            -----------------------------------
                                   Name     Claudia Pieropan
                                   Title:   Chief Financial Officer


                                   HINES FERTILIZER INC.

                                   By:      /S/ CLAUDIA PIEROPAN
                                            -----------------------------------
                                   Name:    Claudia Pieropan
                                   Title:   Chief Financial Officer

                                   LENDERS:


                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Agent and Lender


                                   By:      /S/ STEPHEN R. LAPIDUS
                                            -----------------------------------
                                   Name:    STEPHEN R. LAPIDUS
                                   Title:   DIRECTOR


                                   By:      /S/ MARGUERITE SUTTON
                                            -----------------------------------
                                   Name:    MARGUERITE SUTTON
                                   Title:   DIRECTOR

MAXIMUM PROJECTED UTILIZATION SCHEDULE
--------------------------------------

                            dated as of July 6, 2006


                                               MAXIMUM TOTAL
         FISCAL QUARTER                     REVOLVING UTILIZATION
         -------------------------      ---------------------------
         7/1/06 - 9/30/06                       $10,800,000
         10/1/06 - 12/31/06                     $23,300,000
         1/1/07 - 3/31/07                       $10,800,000
         4/1/07 - 6/30/07                       $15,200,000
         7/1/07 - 9/30/07                       $10,800,000
         10/1/07 - 12/31/07                     $10,800,000
         1/1/08 - 3/31/08 and                   $15,400,000
         Thereafter                             $10,800,000


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